CERTIFICATION

John P. Odell, Co-Chairman & Co-President, and Steven W. Arnold, Co-Chairman, Co-President & Treasurer of The Santa Barbara Group of Mutual Funds, Inc. (the “Registrant”), each certify to the best of his or her knowledge that:

1.           The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2005 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.           The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Co-Chairman & Co-President                                            Co-Chairman, Co-President & Treasurer

The Santa Barbara Group of Mutual Funds, Inc.               The Santa Barbara Group of Mutual Funds, Inc..

/s/ John P. Odell                                                      /s/ Steven W. Arnold

John P. Odell                                                          Steven W. Arnold

Date:      12/09/2005                                                Date:        12/09/2005

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the version of this written statement required by Section 906,  has been provided to The Santa Barbara Group of Mutual Funds, Inc.. and will be retained by The Santa Barbara Group of Mutual Funds, Inc. and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.